UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2005

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-27428	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c)

ITEM 2.02 Results of Operations and Financial Condition

On July 21, 2005, OceanFirst Financial Corp. (the “Company”) announced its financial results for the three months ended June 30, 2005. For more information, reference is made to the Company’s press release dated July 21, 2005, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

ITEM 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2005 the Company received notice from director James G. Kiley that he is resigning from the Boards of Directors of the Company and OceanFirst Bank (“Bank”). His resignation was accepted by the Board of Directors of each of the Company and the Bank on July 20, 2005. Mr. Kiley’s resignation is not due to any disagreement with the Company or the Bank or concerns relating to the operations, policies or practices of either of the Company or Bank.

ITEM 8.01 Other Events

On July 21, 2005, the Company announced that the Company’s Board of Directors has declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.20 per share and will be payable on August 12, 2005 to the stockholders of record at the close of business on July 29, 2005. For further information see the Company’s press release dated July 21, 2005, which is incorporated herein by reference and is filed herewith as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are filed herewith:

Exhibit 99.1        Press Release dated July 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/S/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and
Chief Financial Officer

Dated: July 22, 2005